EXHIBIT 10.1

FIRST AMENDMENT AGREEMENT

THE FIRST AMENDED AGREEMENT (“Amendment”) is entered into as of June 29, 2012, by and between Cadiz, Inc., (“Cadiz”), a Delaware corporation, and Questar Southern Trails Pipeline Company, (“Questar Southern Trails”), a Utah corporation.  Cadiz and Questar Southern Trails are collectively referred to as the Parties and individually as Party.

THE PARTIES REPRESENT THAT:

A. Questar Southern Trails and Cadiz entered into the “Option Agreement Between Cadiz, Inc. and Questar Southern Trails Pipeline Company,” (“Option Agreement”), dated August 12, 2011, where, among other things, Questar Southern Trails conveyed, and Cadiz acquired an option to purchase a portion of the Southern Trails Pipeline, together with certain pipeline facilities, fixtures, certain real property and related assets.

B. The Parties have determined that it is in their mutual interest to amend the terms of the Option Agreement, as provided under Section 6.2 of the Option Agreement.  The amended terms are set forth below.

THE PARTIES AGREE AS FOLLOWS:

1. Section 2.1, Option to Purchase, of the Option Agreement is revised to change the “Purchase Price” referred to in the first sentence from “ten million dollars ($10,000,000)” to “ten million five-hundred thousand dollars ($10,500,000)”.

2. Section 2.2, Phase 1 Option Period, of the Option Agreement is revised to delete the third sentence and replace it as follows:  “The Phase 1 Option Fee is non-refundable.”

3. Section 2.3, Phase 2 Option Period, of the Option Agreement is revised to delete the third sentence and replace it as follows:  “The Phase 2 Option Fee is non-refundable.”  Section 2.3 is also revised to delete the last sentence and replace it as follows:  “If Cadiz does not exercise the Option during the Phase 2 Option Period then the Option shall automatically be extended to the Phase 3 Option Period (defined below).”

4. Section 2.4, Exercising the Option During the Phase 1 Option Period or the Phase 2 Option Period, of the Option Agreement is renamed “Exercising the Option During the Phase 1 Option Period, the Phase 2 Option Period, or the Phase 3 Option Period.” Section 2.4 is also revised to delete the first sentence and replace it as follows: “During the Phase 1 Option Period, the Phase 2 Option Period, and the Phase 3 Option Period, Cadiz shall have the sole and exclusive right, but not the obligation, to purchase the Pipeline Assets.”

5. Section 2.5, Phase 3 Option Period, of the Option Agreement is deleted in its entirety, and is replaced as follows:

The Phase 3 Option Period, if effective, shall commence on July 1, 2012, and shall continue through the earlier of April 30, 2013, or the closing of a definitive Purchase and Sale Agreement by which Cadiz purchases the Pipeline Assets from Questar Southern Trails (the “Phase 3 Option Period”).  Either Party may terminate this Agreement in its entirety at any time during the Phase 3 Option Period upon at least 30 days advance written notice to the non-terminating Party.  If Cadiz does not exercise the Option during the Phase 3 Option Period, then this Agreement shall terminate.

6. Section 2.6, Exercising the Phase 3 Option, of the Option Agreement is deleted in its entirety.

7. Section 2.7, Closing Date Payments, of the Option Agreement is renumbered from “2.7” to “2.6”.   Section 2.7, now renumbered as Section 2.6, is also revised to delete the first sentence and replace it as follows:  “Upon the closing of the Purchase and Sale Agreement (as defined therein), Cadiz will pay to Questar Southern Trails Pipeline the Purchase Price.”

8. Section 2.8, Final Definitive Purchase and Sale Agreement; Instruments of Conveyance, Transfer and Assumption, of the Option Agreement, is renumbered from “2.8” to “2.7”.

9. Section 2.9, Exclusivity, of the Option Agreement is renumbered from “2.9” to “2.8”.

10. Section 2.10, Condition of Pipeline Assets, of the Option Agreement is renumbered from “2.10” to “2.9”.

11. Section 2.11, Access to Information and People, of the Option Agreement is renumbered from “2.11” to “2.10”.

12. Section 2.12, Cooperation, of the Option Agreement is renumbered from “2.12” to “2.11”.

13. Article II, of the Table of Contents, of the Option Agreement is renumbered to reflect the numbering changes made by Sections 7-12 of this Amendment.   Article II, of the Table of Contents, of the Option Agreement, now reads as follows:

2.1	Option to Purchase
2.2	Phase 1 Option Period
2.3	Phase 2 Option Period
2.4	Exercising the Option during the Phase 1 Option Period, the Phase 2 Option Period, or the Phase 3 Option Period
2.5	Phase 3 Option Period

14. Article II, Second Paragraph, Purchase Price; Closing Date Payments, EXHIBIT A – Form of Purchase and Sale Agreement, of the Option Agreement is revised to change the “Purchase Price” from “Ten Million Dollars ($10,000,000)” to “Ten Million Five-Hundred Thousand Dollars ($10,500,000)”.

15. Bill of Sale, of EXHIBIT A, of the Form of Purchase and Sale Agreement is revised to change the sum of “Ten Million Dollars ($10,000,000)” to “Ten Million Five Hundred Thousand Dollars ($10,500,000)”.

16. Except as expressly stated above, all terms, conditions and provisions of the Option Agreement shall remain in full force and effect.

17. Each person signing this Amendment warrants that the person has full legal capacity, power, and authority to execute this Amendment for and on behalf of the respective Party to bind such Party.

INTENDING TO BE LEGALLY BOUND, the Parties have executed this Amendment effective as of the date first written above.

QUESTAR SOUTHERN TRAILS
PIPELINE COMPANY

By: /s/ Lawrence A. Conti
Name:  Lawrence A. Conti
Title:  Vice President Operations and Gas Control

CADIZ, INC.

By:  /s/ Scott Slater
Name:  Scott Slater
Title:  President